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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Fidelity National Financial, Inc.:


We consent to the use of our reports incorporated herein by reference and to the references to our firm under the headings "Selected Consolidated Financial Data for Fidelity," "Selected Consolidated Financial Data for Chicago Title" and "Experts" in the registration statement.




/s/ KPMG LLP




Los Angeles, California
January 25, 2001